Exhibit 20.1
Nissan Auto Lease Trust 2005-A
Settlement Statement for the month ended November 30, 2005

Collection Period Start	1-Nov-05	Distribution Date	15-Dec-05
Collection Period End	30-Nov-05	30/360 Days	30
Beg. of Interest Period	15-Nov-05	Actual/360 Days	30
End of Interest Period	15-Dec-05

SUMMARY
	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance	Pool Factor
Total Portfolio		1,550,442,391.02	1,524,764,161.52	1,498,284,422.51	0.9663593
Total Securities		1,550,442,391.02	1,524,764,161.52	1,498,284,422.51	0.9663593
Class A-1 Notes	4.271000%	219,700,000.00	194,021,770.50	167,542,031.49	0.7625946
Class A-2 Notes	4.610000%	242,000,000.00	242,000,000.00	242,000,000.00	1.0000000
Class A-3 Notes	4.700000%	445,000,000.00	445,000,000.00	445,000,000.00	1.0000000
Class A-4 Notes	4.170000%	488,700,000.00	488,700,000.00	488,700,000.00	1.0000000
Certificates	0.000000%	155,042,391.02	155,042,391.02	155,042,391.02	1.0000000

	Principal Payment Due	Interest Payment	Principal per $1000 Face Amount	Interest per $1000 Face Amount
Class A-1 Notes	26,479,739.01	690,555.82	120.5268048	3.1431762
Class A-2 Notes	0.00	929,683.33	0.0000000	3.8416667
Class A-3 Notes	0.00	1,742,916.67	0.0000000	3.9166667
Class A-4 Notes	0.00	1,698,232.50	0.0000000	3.4750000
Certificates	0.00	0.00	0.0000000	0.0000000
Total Securities	26,479,739.01	5,061,388.32

I. COLLECTIONS

Lease Payments: ( Lease SUBI)
Monthly Principal	21,236,532.08
Monthly Interest	6,368,469.39
Total Monthly Payments	27,605,001.47

Interest Rate Cap Payments	0.00

Advances:
Aggregate Monthly Payment Advances	1,386,220.78
Aggregate Sales Proceeds Advance	330,428.04
Total Advances	1,716,648.82

Vehicle Disposition Proceeds:
Reallocation Payments	680,771.06
Repurchase Payments	80,267.70
Net Auction Proceeds	0.00
Recoveries	0.00
Net Liquidation Proceeds	7,466,006.90
Excess Wear and Tear and Excess Mileage	5,081.22
Remaining Payoffs	0.00
Net Insurance Proceeds	824,687.99
Residual Value Surplus	2,881.53
Total Collections	38,381,346.69

II. COLLATERAL POOL BALANCE DATA
	Number	Book Amount	Discount Rate	Securitization Value
Pool Balance - Beginning of Period	67,885	1,668,684,981.00	8.15000%	1,524,764,161.52
Total Depreciation Received		(21,322,475.34)		(17,597,360.78)
Principal Amount of Gross Losses	(58)	(1,411,467.07)		(1,301,077.36)
Repurchase / Reallocation	(3)	(83,084.91)		(80,267.70)
Early Terminations	(5)	(129,892.72)		(122,275.60)
Scheduled Terminations	(344)	(7,733,424.79)		(7,378,757.57)
Pool Balance - End of Period	67,475	1,638,004,636.17	8.15000%	1,498,284,422.51

III. DISTRIBUTIONS

Total Collections					38,381,346.69
Reserve Amounts Available for Distribution					0.00
Total Available for Distribution					38,381,346.69

1. Amounts due Indenture Trustee as Compensation or Indemnity					0.00
2. Reimbursement of Payment Advance					1,058,850.09
3. Reimbursement of Sales Proceeds Advance					207,654.74
4. Servicing Fee:
Servicing Fee Due					1,270,636.80
Servicing Fee Paid					1,270,636.80
Servicing Fee Shortfall					0.00
Total Trustee, Advances and Servicing Fee Paid					2,537,141.63

5. Interest:
Class A-1 Notes Monthly Interest
Class A-1 Notes Interest Carryover Shortfall					0.00
Class A-1 Notes Interest on Interest Carryover Shortfall					0.00
Class A-1 Notes Monthly Available Interest Distribution Amount					690,555.82

Class A-1 Notes Monthly Interest Paid					690,555.82
Chg in Class A-1 Notes Int. Carryover Shortfall					0.00

Class A-2 Notes Monthly Interest
Class A-2 Notes Interest Carryover Shortfall					0.00
Class A-2 Notes Interest on Interest Carryover Shortfall					0.00
Class A-2 Notes Monthly Available Interest Distribution Amount					929,683.33

Class A-2 Notes Monthly Interest Paid					929,683.33
Chg in Class A-2 Notes Int. Carryover Shortfall					0.00

Class A-3 Notes Monthly Interest
Class A-3 Notes Interest Carryover Shortfall					0.00
Class A-3 Notes Interest on Interest Carryover Shortfall					0.00
Class A-3 Notes Monthly Available Interest Distribution Amount					1,742,916.67

Class A-3 Notes Monthly Interest Paid					1,742,916.67
Chg in Class A-3a Notes Int. Carryover Shortfall					0.00

Class A-4 Notes Monthly Interest
Class A-4 Notes Interest Carryover Shortfall	0.00
Class A-4 Notes Interest on Interest Carryover Shortfall	0.00
Class A-4 Notes Monthly Available Interest Distribution Amount	1,698,232.50

Class A-4 Notes Monthly Interest Paid	1,698,232.50
Chg in Class A-4 Notes Int. Carryover Shortfall	0.00

Certificate Monthly Interest
Certificate Interest Carryover Shortfall	0.00
Certificate Interest on Interest Carryover Shortfall	0.00
Certificate Monthly Available Interest Distribution Amount	0.00

Certificate Monthly Interest Paid	0.00
Chg in Certificate Int. Carryover Shortfall	0.00

Total Note and Certificate Monthly Interest
Total Note and Certificate Monthly Interest Due	5,061,388.32
Total Note and Certificate Monthly Interest Paid	5,061,388.32
Total Note and Certificate Interest Carryover Shortfall	0.00
Chg in Total Note and Certificate Int. Carryover Shortfall	0.00

Total Available for Principal Distribution	30,782,816.74

6. Total Monthly Principal Paid on the Notes
Total Monthly Principal Paid on the Class A Notes	26,479,739.01

Total Class A Noteholders' Principal Carryover Shortfall	0.00
Total Class A Noteholders' Principal Distributable Amount	26,479,739.01
Chg in Total Class A Noteholders' Principal Carryover Shortfall	0.00

7. Total Monthly Principal Paid on the Certificates	0.00

Total Certificateholders' Principal Carryover Shortfall	0.00
Total Certificateholders' Principal Distributable Amount	0.00
Chg in Total Certificateholders' Principal Carryover Shortfall	0.00

Remaining Available Collections	4,303,077.73

IV. RESERVE ACCOUNT

Initial Reserve Account Amount		15,504,423.91
Required Reserve Account Amount		46,513,271.73
Beginning Reserve Account Balance		24,202,492.22
Reinvestment Income for the Period		136,608.23
Reserve Fund Available for Distribution		24,339,100.45
Reserve Fund Draw Amount		0.00
Deposit of Remaining Available Collections		4,303,077.73
Gross Reserve Account Balance		28,642,178.18
Remaining Available Collections Released to Seller		0.00
Ending Reserve Account Balance		28,642,178.18

V. POOL STATISTICS

Weighted Average Remaining Maturity		28.74
Monthly Prepayment Speed		69.000%
Lifetime Prepayment Speed		67.000%

	$	units
Recoveries of Defaulted and Casualty Receivables	881,021.99
Securitization Value of Defaulted Receivables and Casualty Receivables	1,301,077.36	58
Aggregate Defaulted and Casualty Gain (Loss)	(420,055.37)
Pool Balance at Beginning of Collection Period	1,524,764,161.52
Net Loss Ratio	-0.0275%

Cumulative Net Losses for all Periods	0.0274%	425,243.77

Delinquent Receivables:	Amount	Number
31-60 Days Delinquent	12,419,813.77	536
61-90 Days Delinquent	2,214,670.86	98
91-120+ Days Delinquent	0.00	0
Total Delinquent Receivables:	14,634,484.63	634
60+ Days Delinquencies as Percentage of Receivables	0.15%

Aggregate Sales Performance of Auctioned Vehicles	$	units
Sales Proceeds	601,161.33	37
Securitization Value	711,225.13
Aggregate Residual Gain (Loss)	(110,063.80)

Cumulative Sales Performance of Auctioned Vehicles	$	units
Cumulative Sales Proceeds	782,678.18	49
Cumulative Securitization Value	979,815.39
Cumulative Residual Gain (Loss)	(197,137.21)

VI. RECONCILIATION OF ADVANCES	.

Beginning Balance of Residual Advance		432,672.00
Reimbursement of Outstanding Advance		207,654.74
Additional Advances for current period		330,428.04
Ending Balance of Residual Advance		555,445.30

Beginning Balance of Payment Advance		2,828,270.96
Reimbursement of Outstanding Payment Advance		1,058,850.09
Additional Payment Advances for current period		1,386,220.78
Ending Balance of Payment Advance		3,155,641.65